Exhibit 10.1
EXECUTION VERSION
AMENDMENT NO. 2
TO MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT
     Amendment No. 2 to Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 14, 2011 (this “Amendment”), by and among Bank of America, N.A. (“Purchaser”) and PHH Mortgage Corporation (“Seller”).
RECITALS
     Purchaser and Seller are parties to that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 23, 2010 (as amended by Amendment No. 1, dated as of May 31, 2011, the “Existing MLPSA”; as amended by this Amendment, the “MLPSA”).
     Purchaser and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing MLPSA be amended to reflect certain agreed upon revisions to the terms of the Existing MLPSA.
     Accordingly, Purchaser and Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing MLPSA is hereby amended as follows:
     SECTION 1. Definitions. Section 1 of the Existing MLPSA is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:
     “Termination Date”: The earlier of (i) October 13, 2011 and (ii) at Purchaser’s option, upon the occurrence of a Servicing Termination Event.
     SECTION 2. Effective Date; Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:
     2.1 Delivered Documents. On the Amendment Effective Date, the Purchaser shall have received the following documents, each of which shall be satisfactory to the Purchaser in form and substance:
     (a)     this Amendment, executed and delivered by duly authorized officers of the Purchaser and the Seller; and
     (b)     such other documents as the Purchaser or counsel to the Purchaser may reasonably request.
     2.2 Fees. On the Amendment Effective Date, Seller shall have paid to Purchaser’s counsel, all legal fees incurred in connection with this Amendment.

     SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing MLPSA shall continue to be, and shall remain, in full force and effect in accordance with its terms.
     SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
     SECTION 5. GOVERNING LAW. THE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., Purchaser
By:	/s/ Adam Gadsby
	Name:	Adam Gadsby
	Title:	Director

PHH MORTGAGE CORPORATION, Seller
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	SVP and Treasurer